AMENDMENT NO. 4
TO
MASTER INTERGROUP SUB-ADVISORY CONTRACT FOR MUTUAL FUNDS
     This Amendment dated as of December 1, 2011, amends the Master Intergroup Sub-Advisory Contract for Mutual Funds (the “Contract”), dated May 1, 2008, between Invesco Advisers, Inc. (the “Adviser”), on behalf of AIM Tax-Exempt Funds (Invesco Tax-Exempt Funds), and each of Invesco Canada Ltd. (previously known as Invesco Trimark Ltd.), Invesco Asset Management Deutschland GmbH, Invesco Asset Management Limited, Invesco Asset Management (Japan) Ltd., Invesco Australia Limited, Invesco Hong Kong Limited and Invesco Senior Secured Management, Inc. (each a “Sub-Adviser” and, collectively, the “Sub-Advisers”).
W I T N E S S E T H:
     WHEREAS, the Trust desires to amend the Agreement to remove the following series portfolios: Invesco Municipal Fund, Invesco Tax-Exempt Securities Fund, Invesco Van Kampen California Insured Tax Free Fund and Invesco Van Kampen Insured Tax Free Income Fund;
     NOW, THEREFORE, the parties agree that;
1.	Exhibit A to the Contract is hereby deleted in its entirety and replaced with the following:
“EXHIBIT A
Funds
Invesco High Income Municipal Fund
Invesco Tax-Exempt Cash Fund
Invesco Tax-Free Intermediate Fund
Invesco Van Kampen High Yield Municipal Fund
Invesco Van Kampen Intermediate Term Municipal Income Fund
Invesco Van Kampen Municipal Income Fund
Invesco Van Kampen New York Tax Free Income Fund”
2.	All other terms and provisions of the Contract not amended shall remain in full force and effect.

     IN WITNESS WHEREOF, the parties hereto have caused this Contract to be executed by their officers designated as of the day and year first above written.

INVESCO ADVISERS, INC. Adviser
By:	/s/ John M. Zerr
Name:	John M. Zerr
Title:	Senior Vice President

INVESCO CANADA LTD.
Sub-Adviser
By: /s/ Eric J. Adelson

Name: Eric J. Adelson

Title: Senior Vice President and Secretary
By: /s/ Wayne Bolton

Name: Wayne Bolton

Title: Vice President, Compliance & Chief
Compliance Officer

INVESCO ASSET MANAGEMENT
DEUTSCHLAND GMBH
Sub-Adviser
By: /s/ Bernard Langer, /s/ Alexander Lehmann

Name: Bernard Langer, Alexander Lehmann

Title: Managing Directors

INVESCO ASSET MANAGEMENT LIMITED
Sub-Adviser
By: /s/ Graeme Proudfoot

Name: Graeme Proudfoot

Title: Director

INVESCO ASSET MANAGEMENT (JAPAN) LTD.
Sub-Adviser
By: /s/ Masakazu Hasegawa

Name: Masakazu Hasegawa

Title: Managing Director

INVESCO AUSTRALIA LIMITED
Sub-Adviser
By: /s/ Nick Burrell, /s/ Mark Yesberg

Name: Nick Burrell, Mark Yesberg

Title: Company Secretary, Director

INVESCO HONG KONG LIMITED
Sub-Adviser
By: /s/ Anna Tong, /s/ Fanny Lee

Name: Anna Tong, Fanny Lee

Title: Directors

INVESCO SENIOR SECURED MANAGEMENT, INC.
Sub-Adviser
By: /s/ Jeffrey H. Kupor

Name: Jeffrey H. Kupor

Title: Secretary & General Counsel

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